Exhibit 21.1
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                         SUBSIDIARIES OF THE REGISTRANT

                                                   Jurisdiction of      Name Under Which Subsidiary Does
                    Entity                          Organization                    Business
------------------------------------------------ ------------------- ---------------------------------------
Alaska United Fiber System Partnership                 Alaska        Alaska United Fiber System
                                                                     Partnership, Alaska United Fiber
                                                                     System, Alaska United

Fiber Hold Co., Inc.                                   Alaska        Fiber Hold Co., Inc., Fiber Hold
                                                                     Company

GCI Communication Corp.                                Alaska        GCI, GCC, GCICC, GCI Communication
                                                                     Corp.

GCI, Inc.                                              Alaska        GCI, Inc., the Registrant

GCI Cable, Inc.                                        Alaska        GCI Cable, GCI Cable, Inc.

GCI Fiber Co., Inc.                                    Alaska        GCI Fiber Co., Inc., GCI Fiber Company

GCI Holdings, Inc.                                     Alaska        GCI Holdings, Inc.

GCI Satellite Co., Inc.                                Alaska        GCI Satellite Co., Inc., GCI
                                                                     Satellite Company

GCI Transport Co., Inc.                                Alaska        GCI Transport Co., Inc., GCI
                                                                     Transport Company
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